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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 18, 1997 on the consolidated financial statements (restated) of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated November 20, 1997. We also consent to the incorporation by reference in this registration statement of our report dated April 25, 1997 on the combined financial statements of Pierce Automotive Group, and our report dated March 28, 1997 on the consolidated financial statements of Snappy Car Rental, Inc., included in Republic Industries, Inc.'s Form 8-K dated September 15, 1997; and our report dated July 19, 1996 (except as to Note 17, which is as of January 5, 1997) on the consolidated financial statements of National Car Rental System, Inc. and subsidiaries, included in Republic Industries, Inc.'s Form 8-K dated January 27, 1997; and our report dated January 3, 1997 on the combined financial statements of Kendall Automotive Group included in Republic Industries, Inc.'s Form 8-K dated February 27, 1997; and our report dated March 21, 1997 on the combined financial statements of AAA Disposal included in Republic Industries, Inc.'s Form 8-K/A dated February 27, 1997; and our report dated February 28, 1997 on the consolidated financial statements of AutoNation Incorporated and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated June 13, 1997; and our report dated July 8, 1997 on the financial statements of Republic Industries, Inc. Retirement Savings Plan included in Republic Industries, Inc.'s Form 11-K/A dated July 11, 1997, and to all references to our Firm included in this registration statement. Our report dated January 27, 1997 on the consolidated financial statements (restated) and supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated January 27, 1997, our report dated February 25, 1997 on the consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 10-K dated February 25, 1997, our report dated March 14, 1997 on the consolidated financial statements and supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated February 27, 1997, our report dated June 10, 1997 on the consolidated financial statements (restated) and supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated June 13, 1997, our report dated August 15, 1997 on the consolidated financial statements (restated) of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated August 19, 1997, and our report dated September 15, 1997 on the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 8-K dated September 15, 1997 are no longer appropriate since restated financial statements have been presented giving effect to subsequent business combinations accounted for under the pooling of interests method of accounting.


ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
   December 17, 1997.